                                                                    EXHIBIT 99.1


                              N E W S    R E L E A S E

(KING PHARMACEUTICALS LOGO)
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

                          KING PHARMACEUTICALS REPORTS
                      FIRST-QUARTER 2005 FINANCIAL RESULTS

BRISTOL, TENNESSEE, May 9, 2005 - King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues increased 26% to $368.6 million during the first quarter ending March 31, 2005, compared to $291.5 million in the first quarter of 2004. Including special items, King reported net income of $70.1 million and diluted earnings per share of $0.29 during the first quarter of 2005, compared to a net loss of $104.1 million and a diluted loss per share of $0.43 in the same period of the prior year. Excluding special items, net earnings increased 168% to $76.1 million and diluted earnings per share increased 158% to $0.31 during the first quarter ending March 31, 2005, compared to net earnings of $28.4 million and diluted earnings per share of $0.12 in the first quarter of 2004.

Brian A. Markison, President and Chief Executive Officer of King, stated, "We are very pleased with our financial results for the first quarter of 2005, which reflect the positive effect of the completion of wholesale inventory reductions for our key products. Accordingly, we believe our future financial results should closely reflect demand-based sales for our products." Mr. Markison continued, "Having achieved this significant accomplishment, we are now focusing even more intently on implementing our improved business model to transform our Company to a leading developer and acquirer of novel branded prescription products and to deliver renewed long-term growth and shareholder value."

Net revenue from branded pharmaceuticals totaled $321.8 million for the first quarter of 2005, a 38% increase from $234.0 million during the first quarter of 2004. This increase was primarily due to decreased wholesale channel inventory reductions of some of the Company's branded pharmaceutical products during the three months ending March 31, 2005, as compared to the same period of the prior year, particularly with respect to Altace(R) (ramipril) and Skelaxin(R) (metaxalone), and significantly higher net sales of Thrombin-JMI(R) (thrombin, topical, bovine, USP). Additionally, the aggressive work-down of wholesale inventories during the first quarter of 2005 resulted in a decrease of approximately $25 million in King's reserve for returns due to a change in estimate and a corresponding increase in net sales from branded pharmaceuticals.

Altace(R) net sales equaled $85.7 million during the first quarter of 2005, an increase of 33% from $64.2 million during the first quarter of 2004.

Net sales of Skelaxin(R) totaled $71.9 million during the first quarter of 2005, an increase of 56% compared to $46.2 million during the same period of the prior year.

Thrombin-JMI(R) net sales totaled $63.3 million during the first quarter of 2005, a 60% increase from $39.6 million during the first quarter of 2004.

Net sales of Sonata(R) (zaleplon) equaled $19.5 million during the first quarter of 2005, an increase of 22% compared to $16.0 million during the first quarter of the prior year.

Levoxyl(R) (levothyroxine sodium tablets, USP) net sales totaled $40.0 million during the first quarter ending March 31, 2005, an increase of 41% from $28.3 million during the first quarter of 2004. This increase is attributable to a reduction in the reserve for returns associated with this product in the amount of $7.8 million and a reduction in the reserve for rebates in the amount of $8.5 million due to changes in


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estimates. The rebate reserve reduction is primarily due to a recent favorable determination regarding the appropriate Medicaid rebate rate for Levoxyl(R).

Steve Andrzejewski, Corporate Head of Commercial Operations of King, stated, "Our sales and marketing team continues to make significant progress with respect to the promotion of our key products. We are particularly pleased with the initial results achieved by our expanded hospital field sales force, which began promoting Thrombin-JMI(R) in the fourth quarter of 2004. Our managed markets group is also contributing significantly, as Levoxyl(R) has maintained a prescription base that is well ahead of that which most branded pharmaceutical products typically retain in the face of generic competition."

King's Meridian Medical Technologies business produced revenue totaling $23.2 million during the first quarter of 2005, a decrease of 33% from $34.5 million during the same period of the prior year. This decrease was primarily due to the comparable high level of U.S. and International government sales during the first quarter of 2004, which reflected increased military and homeland preparedness in early 2004.

Royalty revenues, derived primarily from Adenoscan(R) (adenosine), totaled $18.1 million during the first quarter ending March 31, 2005, compared to $16.8 million during the first quarter of 2004. During the first quarter ending March 31, 2005, net revenue from contract manufacturing equaled $5.6 million.

CONFERENCE CALL INFORMATION

King will conduct a conference call today to discuss the Company's first-quarter results and other matters pertaining to its business. Interested persons may listen to the conference call on Monday, May 9, 2005, at 1:00 p.m., E.D.T. at http://www.b2i.us/external.asp?b=1084&id=153&from=wc&L=e or by dialing 800-374-1498 (US only) or 706-643-0395 (international). If you are unable to participate during the live webcast, the call will be archived on King's web site www.kingpharm.com for not less than 14 days following the call. A replay of the conference call will also be available for not less than 5 days following the call by dialing 800-642-1687 (US only) or 706-645-9291 (international), passcode 6068126#.

ABOUT SPECIAL ITEMS

Under Generally Accepted Accounting Principles ("GAAP"), "net earnings" and "diluted earnings per share" include special items. In addition to the results determined in accordance with GAAP, King provides its net earnings and diluted earnings per share results for the first quarter ending March 31, 2005, excluding special items. These non-GAAP financial measures exclude special items which are those particular material income or expense items that King considers to be unrelated to the Company's ongoing, underlying business, non-recurring, or not generally predictable. Such items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and one-time inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes the identification of special items enhances an analysis of the Company's ongoing, underlying business and an analysis of the Company's financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by King's management. A reconciliation of non-GAAP financial measures referenced herein and King's financial results determined in accordance with GAAP is provided below.

ABOUT KING PHARMACEUTICALS

King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry


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through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to anticipated future financial results and shareholder value; statements pertaining to the successful implementation of the Company's business model; and statements pertaining to the Company's anticipated conference call to discuss its first quarter results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include: dependence on King's and Wyeth Pharmaceuticals' ability to successfully market Altace(R) under the co-promotion agreement between King and Wyeth; dependence on the future level of demand for and net sales of King's branded pharmaceutical products, in particular, Altace(R), Thrombin-JMI(R), Sonata(R), Skelaxin(R) and Levoxyl(R); dependence on the successful marketing of King's products, including, but not limited to, Altace(R), Thrombin-JMI(R), Sonata(R), Skelaxin(R) and Levoxyl(R); dependence of the future effect of generic substitution for Levoxyl(R); dependence on royalty revenues from Adenoscan(R); dependence on management of King's growth and integration of its acquisitions; dependence on the extent to which the Office of the Inspector General ("OIG") of the Department of Health and Human Services and other governmental agencies concur with King's best estimate of the extent to which it underpaid amounts due under Medicaid and other governmental pricing programs and King's determination of the reasons for such underpayments; dependence on the actual outcome of the ongoing investigations of the Company by the U.S. Securities and Exchange Commission ("SEC") and OIG; dependence on whether King is able to prevail in pending private plaintiff securities litigation; dependence on the extent to which any governmental sanctions are imposed due to King's underpayment of amounts due under Medicaid and other governmental pricing programs; dependence on King's ability to continue to acquire branded products, including products in development; dependence on the Company's ability to terminate its development contract with Elan and, if so, on what terms; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, including, but not limited to, King Pharmaceuticals Research and Development's pre-clinical and clinical pharmaceutical product development projects, including binodenoson, PT-141, and an Altace(R)/diuretic combination product; dependence on the unpredictability of the duration and results of the U. S. Food and Drug Administration's ("FDA") review of Investigation New Drug applications ("IND"), New Drug Applications ("NDA"), and Abbreviated New Drug Applications ("ANDA") and/or the review of other regulatory agencies worldwide; dependence on King's ability to maintain effective patent protection for Altace(R) through October 2008, and successfully defend against any attempt to challenge the enforceability of patents relating to the product; dependence on King's ability to successfully defend against any potential attempt to challenge the enforceability of patents related to Skelaxin(R); dependence on whether Skelaxin(R) continues as an exclusive product; dependence on whether King's customers order pharmaceutical products in excess of normal quantities during any quarter which could cause the Company's sales of branded pharmaceutical products to be lower in a subsequent quarter than they would otherwise have been; dependence of the accuracy of King's estimate of wholesale inventory levels of its products; dependence on the extent to which Inventory Management Agreements facilitate effective management of wholesale channel inventories of the Company's products and the accuracy of information provided to the Company pursuant to such agreements and by other third parties; dependence on King's ability to continue to successfully execute the Company's strategies and to continue to capitalize on strategic opportunities in the future for sustained long-term growth; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King's products; dependence on the potential effect on sales of the Company's existing branded pharmaceutical products


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as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to the Company's growth strategy on King's financial and other projections; dependence on King's compliance with FDA and other government regulations that relate to the Company's business; dependence on King's ability to conduct its webcast as currently planned on May 9, 2005 and dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ending December 31, 2004 which is on file with the SEC. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

                                     # # #

                                    CONTACTS:

   James E. Green, Executive Vice President, Corporate Affairs - 423-989-8125
      David E. Robinson, Senior Director, Corporate Affairs - 423-989-7045


















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                           KING PHARMACEUTICALS, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)


                                                                                  March 31,
                                                                                    2005      December 31,
                                                                                 (Unaudited)      2004
                                                                                  ----------  ------------
ASSETS
Current assets:
     Cash and cash equivalents                                                    $  348,589   $  342,086
     Restricted cash                                                                  65,000       97,730
     Marketable securities                                                             8,534       16,498
     Accounts receivable, net                                                        206,170      180,963
     Inventories                                                                     255,408      274,412
     Deferred income tax assets                                                      122,857      153,979
     Prepaid expenses and other current assets                                        63,706       61,395
                                                                                  ----------   ----------
                Total current assets                                               1,070,264    1,127,063
                                                                                  ----------   ----------
Property, plant and equipment, net                                                   281,222      280,731
Intangible assets, net                                                             1,251,697    1,285,961
Goodwill                                                                             121,152      121,152
Deferred income tax assets                                                            99,429       92,931
Other assets                                                                          26,689       16,318
                                                                                  ----------   ----------
                Total assets                                                      $2,850,453   $2,924,156
                                                                                  ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                             $   44,028   $   92,920
     Accrued expenses                                                                499,752      596,010
     Income taxes payable                                                             14,367         --
                                                                                  ----------   ----------
                Total current liabilities                                            558,147      688,930
                                                                                  ----------   ----------
Long-term debt:
     Long-term debt                                                                  345,000      345,000
     Other long-term liabilities                                                      29,226       41,436
                                                                                  ----------   ----------
                Total liabilities                                                    932,373    1,075,366
                                                                                  ----------   ----------

Commitments and contingencies:
Shareholders' equity:
        Common shares no par value, 300,000,000 shares authorized,
        241,730,668 and 241,706,583 shares issued and outstanding, respectively    1,210,703    1,210,647
        Retained earnings                                                            707,175      637,120
        Accumulated and other comprehensive income                                       202        1,023
                                                                                  ----------   ----------
                Total shareholders' equity                                         1,918,080    1,848,790
                                                                                  ----------   ----------
                Total liabilities and shareholders' equity                        $2,850,453   $2,924,156
                                                                                  ==========   ==========



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                         KING PHARMACEUTICALS, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except per share data)



                                                                                                  Three Months Ended
                                                                                                       March 31,
                                                                                                 2005           2004
                                                                                              (Unaudited)    (Restated)
                                                                                               ---------     ---------
REVENUES:
     Total revenues                                                                            $ 368,625     $ 291,450
                                                                                               ---------     ---------
OPERATING COSTS AND EXPENSES:
     Cost of revenues, exclusive of depreciation, amortization and impairments shown below        73,798        83,365
     Excess purchase commitment                                                                   (1,582)          176
                                                                                               ---------     ---------
                 Total cost of revenues                                                           72,216        83,541
                                                                                               ---------     ---------
     Selling, general and administrative, exclusive of co-promotion fees                          89,198        81,910
     Special legal and professional fees                                                           3,652         5,692
     Merger related costs                                                                          3,277          --
     Co-promotion fees                                                                            34,655        23,544
                                                                                               ---------     ---------
                 Total selling, general, and administrative expense                              130,782       111,146
                                                                                               ---------     ---------
     Depreciation and amortization                                                                41,426        39,318
     Research and development                                                                     11,472        16,023
     Intangible asset impairment                                                                    --          34,936
     Restructuring charges                                                                         2,023          --
     Special gains on disposition of assets                                                         (847)         (858)
                                                                                               ---------     ---------
                 Total operating costs and expenses                                              257,072       284,106
                                                                                               ---------     ---------

OPERATING INCOME                                                                                 111,553         7,344
OTHER (EXPENSES) INCOME:
     Interest expense                                                                             (2,701)       (3,105)
     Interest income                                                                               2,277         1,054
     Valuation charge - convertible notes receivable                                                --            (449)
     Loss on Novavax investment                                                                   (6,853)         --
     Other, net                                                                                     (249)         (703)
                                                                                               ---------     ---------
                 Total other expense                                                              (7,526)       (3,203)
                                                                                               ---------     ---------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                                            104,027         4,141
         Income tax expense                                                                       36,922         1,839
                                                                                               ---------     ---------
INCOME FROM CONTINUING OPERATIONS                                                                 67,105         2,302
                                                                                               ---------     ---------
DISCONTINUED OPERATIONS
     Income (loss) from discontinued operations, including expected loss on disposal               4,682      (167,462)
     Income tax expense (benefit)                                                                  1,732       (61,084)
                                                                                               ---------     ---------
                 Total income (loss) from discontinued operations                                  2,950      (106,378)
                                                                                               ---------     ---------
NET INCOME (LOSS)                                                                              $  70,055     $(104,076)
                                                                                               =========     =========

Basic income (loss) per common share                                                           $    0.29     $   (0.43)
                                                                                               =========     =========

Diluted income (loss) per common share                                                         $    0.29     $   (0.43)
                                                                                               =========     =========

Shares used in basic net income (loss) per share                                                 241,724       241,300
Shares used in diluted net income (loss) per share                                               241,803       241,300



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                           KING PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                       EXCLUDING SPECIAL ITEMS - NON GAAP
                      (in thousands, except per share data)



                                                                                                  Three Months Ended
                                                                                                       March 31,
                                                                                                  2005          2004
                                                                                              (Unaudited)    (Restated)
                                                                                               ---------     ---------
REVENUES:
     Total revenues                                                                            $ 368,625     $ 291,450
                                                                                               ---------     ---------
OPERATING COSTS AND EXPENSES:
     Cost of revenues, exclusive of depreciation, amortization and impairments shown below        73,798        83,365
                                                                                               ---------     ---------
     Selling, general and administrative, exclusive of co-promotion fees                          89,198        81,910
     Co-promotion fees                                                                            34,655        23,544
                                                                                               ---------     ---------
                 Total selling, general, and administrative expense                              123,853       105,454
                                                                                               ---------     ---------
     Depreciation and amortization                                                                41,426        39,318
     Research and development                                                                     11,472        16,023
                                                                                               ---------     ---------
                 Total operating costs and expenses                                              250,549       244,160
                                                                                               ---------     ---------

OPERATING INCOME                                                                                 118,076        47,290
OTHER (EXPENSES) INCOME:
     Interest expense                                                                             (2,701)       (3,105)
     Interest income                                                                               2,277         1,054
     Other, net                                                                                     (249)         (703)
                                                                                               ---------     ---------
                 Total other expense                                                                (673)       (2,754)
                                                                                               ---------     ---------
INCOME BEFORE INCOME TAXES                                                                       117,403        44,536
         Income tax expense                                                                       41,326        16,165
                                                                                               ---------     ---------
NET INCOME                                                                                     $  76,077     $  28,371
                                                                                               =========     =========


Basic income per common share                                                                  $    0.31     $    0.12
                                                                                               =========     =========

Diluted income per common share                                                                $    0.31     $    0.12
                                                                                               =========     =========

Shares used in basic net income per share                                                        241,724       241,300
Shares used in diluted net income per share                                                      241,803       241,745



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                           KING PHARMACEUTICALS, INC.
                       RECONCILIATION OF NON-GAAP MEASURES
                      (in thousands, except per share data)



The following tables reconcile Non-GAAP measures to amounts reported under GAAP:



                                                                              Three Months Ending March 31, 2005
                                                                              ----------------------------------
                                                                                   (Unaudited)        EPS
                                                                                   -----------      -------
Net income, excluding special items                                                 $ 76,077
Diluted income per common share, excluding special items                                            $  0.31
SPECIAL ITEMS:
     Excess purchase commitment (cost of goods sold)                                   1,582           0.01
     Special legal and professional fees (selling, general, and administrative)       (3,652)         (0.01)
     Merger related costs (selling, general, and administrative)                      (3,277)         (0.01)
     Restructuring charges (other operating costs and expenses)                       (2,023)         (0.01)
     Special gains on disposition of assets (other operating costs and expenses)         847           0.00
     Loss on Novavax investment (other expenses)                                      (6,853)         (0.03)
     Income from discontinued operations                                               4,682           0.02
Income tax benefit                                                                     2,672           0.01
                                                                                    --------
Net income                                                                          $ 70,055
                                                                                    ========        -------
Diluted income per common share, as reported under GAAP                                             $  0.29
                                                                                                    =======



                                                                              Three Months Ending March 31, 2004
                                                                              ----------------------------------
                                                                                   (Restated)        EPS
                                                                                   ----------       ------
Net income, excluding special items                                                 $  28,371
Diluted income per common share, excluding special items                                            $ 0.12
SPECIAL ITEMS:
     Excess purchase commitment (cost of goods sold)                                     (176)       (0.00)
     Special legal and professional fees (selling, general, and administrative)        (5,692)       (0.02)
     Intangible asset impairment (other operating costs and expenses)                 (34,936)       (0.14)
     Special gains on disposition of assets (other operating costs and expenses)          858         0.00
     Valuation charge - convertible notes receivable (other income)                      (449)       (0.00)
     Loss from discontinued operations                                               (167,462)       (0.70)
Income tax benefit                                                                     75,410         0.31
                                                                                    ---------
Net loss                                                                            $(104,076)
                                                                                    =========       ------
Diluted loss per common share, as reported under GAAP                                               $(0.43)
                                                                                                    ======



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                           KING PHARMACEUTICALS, INC.
                     SUMMARY RECONCILIATION OF SPECIAL ITEMS
                   FOR THE FIRST QUARTER ENDING MARCH 31, 2005
                     AND FIRST QUARTER ENDING MARCH 31, 2004

King recorded special items during the first quarter ending March 31, 2005 which resulted in a net charge of $8.7 million, or $6.0 million net of tax. More specifically, special items during the first quarter of 2005 include the following:

         o a $6.9 million charge to reflect a decline in the fair value, which King believes is other than temporary, of the Company's equity investment in Novavax, Inc.;

         o a $3.7 million charge due to professional fees associated with the previously announced ongoing inquiries by the Securities and Exchange Commission and the office of Inspector General of the Department of Health and Human Services;

         o a $3.3 million charge for professional fees and expenses associated with the Company's terminated merger agreement with Mylan Laboratories Inc.;

         o a $2.0 million restructuring charge primarily due to the Company's decision to discontinue some relatively insignificant products associated with its Meridian business;

         o income in the amount of $4.7 million derived from discontinued operations due to a reduction in reserves for returns and rebates previously accrued for divested products as a result of changes in estimates;

         o income in the amount of $1.6 million derived from the reversal of previously accrued excess purchase commitments for certain products as a result of a change in estimate; and

         o income in the amount of $0.8 million primarily from special gains on disposition of assets.

During the three months ending March 31, 2004, King recorded special items resulting in a net charge of $207.9 million, or $132.4 million net of tax, primarily due to i) a loss from discontinued operations as a result of an anticipated loss on disposal of certain women's healthcare products; and ii) an intangible asset impairment charge primarily related to Florinef(R) (fludrocortisone acetate, USP) and Tapazole(R) (methimazole tablets, USP).
















                                EXECUTIVE OFFICES
        KING PHARMACEUTICALS - 501 FIFTH STREET, BRISTOL, TENNESSEE 37620